UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 5, 2011

Date of report (Date of earliest event reported)

SOLAZYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35189	33-1077078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

225 Gateway Boulevard South San Francisco, CA 94080		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 780-4777

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2011, Solazyme, Inc. (“Solazyme”) entered into a Joint Venture Framework Agreement (the “JVFA”) by and between Solazyme and Bunge Global Innovations, L.L.C. (“Bunge”), related to the formation of a joint venture entity (the “JV”), which would focus on the production of triglyceride oils in Brazil from sugar cane feedstock to be provided by an affiliate of Bunge. The parties have agreed to immediately begin engineering and permitting for an oil production facility to be built by the JV adjacent to a sugar cane processing mill in Brazil that is owned by an affiliate of Bunge. Upon successful completion of site-specific engineering designs and execution of final JV agreements, construction on the facility will commence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAZYME, INC.

Date: August 9, 2011	By:	/s/ PAUL T. QUINLAN
Paul T. Quinlan
General Counsel and Secretary